Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 305 and Amendment No. 308 to the Registration Statement on Form N-1A of GraniteShares ETF Trust regarding the Prospectus and Statement of Additional Information of GraniteShares YieldBOOST ASTS ETF, GraniteShares YieldBOOST BMNR ETF, GraniteShares YieldBOOST IREN ETF, GraniteShares YieldBOOST LITE ETF, GraniteShares YieldBOOST RKLB ETF, and GraniteShares YieldBOOST SNDK ETF, each a series of GraniteShares ETF Trust.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
May 26, 2026